UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

SCRIPSAMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54550	26-2598594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Corporate Office Centre Tysons II, 1650 Tysons Boulevard, Suite 1580, Tysons Corner, VA 22102

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (800) 957-7622

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 8, 2014 the Registrant’s wholly-owned subsidiary, Main Avenue Pharmacy, Inc. (“Main Avenue”), a specialty pharmacy, entered into an agreement for a revolving line of credit facility with Triumph Community Bank, N.A. d/b/a Triumph Healthcare Finance. The agreement is for a term of three (3) years. The facility covers, and is both secured through a lockbox account arrangement and limited by, the accounts receivable of the pharmacy, as well as being secured by a security interest in all of the other assets of Main Avenue. Main Avenue may draw against the line of credit, up to a maximum of $4,000,000, as accounts receivable are developed from the filling of prescriptions for the speciality drugs and may continue to draw as the then outstanding line is reduced by the payment of the previously financed receivables. The amount drawn cannot exceed 85% of the accounts receivable. The interest rate is variable, being calculated as the Base Rate plus the Margin. The Base Rate is the greater of the Prime Rate or the Floor Rate; the Floor Rate is 3.25%. The Margin is 3%.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits

10.26	Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPSAMERICA, INC.

Date: December 10, 2014	By:	/s/ Robert Schneiderman
Robert Schneiderman
Chief Executive Officer